Exhibit 10.4

CREDIT PROMISSORY NOTE

$100,000.00
May 8, 2014

For value received, HICKOK INCORPORATED (the “Company”) promises to pay to the order of ROBERT L. BAUMAN, (the “Lender”), his successors and assigns, on the date or dates and in the manner specified by Robert L Bauman the aggregate principal amount of the Advances as shown on any ledger or other record of the Lender, which shall be rebuttably presumptive evidence of the principal amount owing and unpaid on this Note.

The Company promises to pay to the order of the Lender interest on the unpaid principal amount of this Advance Loan from the date of this Loan until such principal amount is paid in full at 4% interest rate computed monthly at the payback date as specified above. The Company also agrees to pay any expenses of the Lender associated with this loan up to a maximum of $50.

This Note is similar to the Revolving Credit Promissory Note referred to in the Revolver Credit Agreement made with the Lender April 13, 2011, and is entitled to the benefits of, Section 2.1 of the Revolving Credit Agreement dated by and between the Lender and the Company dated April 13, 2011. This Note may be declared forthwith due and payable in the manner and with the effect provided in the referenced Loan Agreement, which contains provisions for acceleration of the maturity hereof upon the happening of any Event of Default and also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Each defined term used in this Note shall have the meaning ascribed thereto in the Loan Agreement.

The Company expressly waives presentment, demand, protest, and notice of dishonor.

The Company authorizes any attorney-at-law to appear in any court of record in the State of Ohio or any other state or territory in the United States after this Note becomes due, whether by lapse of time or acceleration, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the Company in favor of any holder of this Note for the amount then appearing due hereon together with interest thereon and costs of suit, and thereupon release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain any additional judgment or judgments against the Company. Company agrees that the holder’s attorney may confess judgment pursuant to the foregoing warrant of attorney. Company further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the holder.

The Company acknowledges that this Note was signed in Cuyahoga County, in the State of Ohio.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

FOR THE PURPOSES OF THIS NOTICE, “YOU” AND “YOUR” MEANS THE COMPANY, AND “HIS” AND “CREDITOR” MEANS THE LENDER.

Lender: Robert L. Bauman
By:  /s/Robert L. Bauman

HICKOK INCORPORATED
By: /s/ Gregory M. Zoloty
Name: Gregory M. Zoloty
Title: CFO